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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                   FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(B) OR (G) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                              Adolor Corporation
                              ------------------
            (Exact name of registrant as specified in its charter)


            Delaware                                     31-1429198
            --------                                     ----------
 (State of incorporation or organization)     (IRS Employer Identification No.)


            371 Phoenixville Pike, Malvern, PA               19355
            ------------------------------------------------------
           (Address of principal executive offices)      (Zip Code)

If this Form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

If this Form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

Securities Act registration statement file number to which this Form relates:
333-96333

       SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(B) OF THE ACT:

          Title of each class                  Name of each exchange on which
          to be so registered                  each class is to be registered

                 None.
      ---------------------------             ---------------------------------

      ---------------------------             ---------------------------------



       SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(G) OF THE ACT:

                   Common Stock, par value $.0001 per share
                   ----------------------------------------
                               (Title of class)

                   ----------------------------------------
                               (Title of class)
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ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

          A complete description of the Common Stock, par value $.0001 per share, of Adolor Corporation (the "Registrant") which is to be registered hereunder is contained under the caption "Description of Capital Stock" in the Registrant's Registration Statement on Form S-1 (Registration No. 333-96333), filed by the Registrant with the Securities and Exchange Commission on February 8, 2000, as amended from time to time (the "Registration Statement"). Such description is hereby incorporated by reference.

ITEM 2. EXHIBITS

          The Registrant's Amended and Restated Certificate of Incorporation, Amended and Restated Bylaws and Form of Common Stock Certificate are incorporated herein by reference to Exhibits 3.1, 3.2 and 4.14, respectively, to the Registration Statement.
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                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                    ADOLOR CORPORATION

                                    By /s/ John J. Farrar
                                       ------------------
                                       John J. Farrar
                                       President and Chief Executive Officer

Date:  March 21, 2000